                                                            FORM OF

                  APOLLO BIOPHARMACEUTICS, INC.

                          500,000 Units

                      UNDERWRITING AGREEMENT


NEIDIGER, TUCKER, BRUNER, INC.
300 Plaza Level
1675 Larimer Street
Denver, Colorado 80202

WESTPORT RESOURCES INVESTMENT SERVICES, INC.
315 Post Road West
Westport, Connecticut 06880-4745

(as Representatives of the Several
Underwriters named in Schedule I hereto)


                                                              1997
                                           -----------------,

Gentlemen:

     Apollo Biopharmaceutics, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters named in Schedule I hereto (collectively the Underwriters"), on whose behalf Neidiger, Tucker, Bruner, Inc. ("NTB") and Westport Resources Investment Services, Inc. ("WRIS") are acting as representatives (the Representatives"), 500,000 Units (the "Firm Units"), each Unit consisting of two shares of the Common Stock, par value $.02 per share, of the Company ("Common Stock"), and one redeemable warrant ("Redeemable Warrant"), entitling the holder thereof to purchase one share of Common Stock. Pursuant to, and subject to certain conditions set forth in, the Warrant Agreement between the Company and American Stock Transfer and Trust Company (the "Warrant Agent"), each Redeemable Warrant is exercisable for a period of five (5) years after the effective date of the Registration Statement (as defined herein) at an initial exercise price (subject to adjustment as provided in the Warrant Agreement) of
$               (   %) of the initial public offering price
 --------------  ---
of the Firm Units), and is redeemable at the Company's election for a period of four (4) years commencing 12 months after the effective date of the Registration Statement. The Underwriters will have the option to purchase from the Company up to 75,000 additional Units (the "Option Units") solely to cover over-allotments in the sale of the Firm

Units. In addition, the Company proposes to sell to you individually, and not in your capacity as Representatives, at the Closing Date (as hereinafter defined) 5-year warrants (the Representatives' Warrants") to purchase, for 120% of the public offering price of the Firm Units, an aggregate of 50,000 Units which sale of the Representatives' Warrants will be consummated on the Closing Date in accordance with the terms and conditions of the Representatives' Warrant Agreement (the "Representatives' Warrant Agreement") in the form filed as an exhibit to the Registration Statement. The Warrant component of the Units underlying the Representatives' Warrants are to be substantially identical to the Redeemable Warrants, except that, so long as the Representatives' Warrants are held by the Representatives or any affiliate thereof, the Representatives' Warrants shall not be redeemable by the Company. The Representatives' Warrants, and the Units issuable upon exercise of the Representatives' Warrants and the components of such Units are hereinafter referred to as the "Representatives' Securities."

     The Firm Units, and any Option Units purchased pursuant to this Underwriting Agreement, together with the underlying shares of Common Stock and Redeemable Warrants, are collectively referred to herein as the "Securities." The Securities and the Representatives' Securities are more fully described in the Registration Statement and Prospectus referred to below. The term "Underwriters" refers to any individual member of the underwriting syndicate and includes any parties substituted for an Underwriter under Section
                                                         ---
hereof.

     The Representatives warrant to the Company that:   (a)
the Representatives are authorized to enter into this Agreement on behalf of the several Underwriters; and (b) the several Underwriters are willing, severally and not jointly, to purchase the number of Firm Units set forth opposite their respective names in Schedule I.

     In consideration of the mutual agreements contained herein and the interests of the parties in the transactions contemplated hereby, the parties hereto confirm their agreement as follows:

     1.   Representations and Warranties of the Company.
The Company represents and warrants to, and agrees with, each Underwriter as of the date hereof, and as of the Closing Date and each Option Closing Date (as hereinafter defined), if any, as follows:

          (a) The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a
registration statement on Form SB-2 (File No.           )
                                             -----------
for the registration of the Securities and the Representatives' Securities in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations of the Commission. No amendment thereto has been filed and none will be filed with the Commission to which Representatives shall object after having been furnished with a copy thereof. Except as the context may otherwise require, such registration statement, including the prospectus, Part II, and all schedules and exhibits thereto (including all other documents and information filed or incorporated by reference as a part thereof), as amended at the time when it becomes effective, including any information deemed to be a part thereof pursuant to paragraph (b) of Rule 430(A) under the Act, is herein referred to as the

"Registration Statement" and the
prospectus constituting Part I of the Registration Statement when it becomes effective, with any changes made to such prospectus after the effective date of the Registration Statement pursuant to Rule 424(b) under the Act is herein referred to as the "Prospectus." Any prospectus included in the Registration Statement and any amendments thereto prior to the effective date of the Registration Statement is referred to herein as the "Preliminary Prospectus." For purposes of this Agreement, "Rules and Regulations" means the rules and regulations adopted by the Commission under either the Act or the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), as the context requires. For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR.

          (b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission or any state of the United States or other regulatory body and no proceedings therefore have been instituted or are pending or, to the best knowledge of the Company after due inquiry, threatened. Each Preliminary Prospectus at the time of filing thereof conformed in all material respects with the requirements of the Act and the Rules and Regulations and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty does not apply to statements in or omission from, any Preliminary Prospectus in reliance upon, and in conformity with, written information furnished to the Company by you or by any Underwriter directly or through you, specifically for use in the preparation thereof.

          (c)  When the Registration Statement becomes
effective, and at all times subsequent thereto up to an including the Closing Date and each Option Closing Date, if any, and during such longer period as the Prospectus as may be required to be delivered in connection with sales by the Underwriters or a dealer, the Registration Statement, any post effective amendment thereto and the Prospectus, each as amended or supplemented, shall comply in all material respects with the requirements of the Act and the Rules and Regulations and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to statements in, or omissions from, any such document in reliance upon, and in conformity with, written information furnished to the Company by you or by any Underwriter directly or through you, specifically for use in the preparation thereof.

          (d) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Prospectus, and is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it makes such qualification necessary, except where the failure to do so would not have a material adverse effect. The Company holds all material licenses, certificates, permits, consents, orders and approvals or other authorizations necessary to lease or own, as the case may be, and to operate its property and conduct its business as described in the Prospectus. None of the activities or businesses of the Company is in violation of any law, rule, regulation or order of the United States, any state, county or locality, or of any agency or body of the United State or of any state, county or locality, other than violations which would not have a material adverse effect upon the Company.

          (e) The capitalization of the Company shall be as set forth in the Prospectus under the caption "Capitalization" and the Common Stock, Redeemable Warrants and the Representatives' Securities conform or will conform to the description thereof contained in the caption "Description of Securities" in the Prospectus. The Company will have the adjusted capitalization as set forth therein in the Prospectus on the Closing Date and each Option Closing Date, if any, based upon the assumptions set forth therein (except that the effects of the exercise of the Underwriters' over- allotment option are not reflected therein). The Company is not a party to or bound by any instrument, agreement or other arrangement providing for it to issue any capital stock, warrants, options or other securities, or any rights with respect thereto, except for this Agreement, the Warrant Agreement and the Representatives' Warrant Agreement or as described in the Prospectus. All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable and the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities was issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by or binding upon the Company. The Securities and the Representatives' Securities are not and will not be subject to any preemptive or other similar rights of any stockholder of the Company or any other person, have been duly authorized and, when issued, paid for and delivered in accordance with the terms hereof (and to the extent applicable, of the Warrant Agreement and the Representatives' Warrant Agreement), will be validly issued, fully paid, and non-assessable and will conform to the description thereof contained in the Prospectus; the holders thereof will not be subject to any liability solely as such holders; all corporate action required to be taken for the authorization, issuance, and sale of the Securities and the Representatives' Securities have been duly and validly taken; and the certificates evidencing the Securities will be in due and proper form.

          (f) To the best of the Company's knowledge and information, each firm of accountants which certify the financial statements included in the Registration Statement is an independent certified public accountant as required by the Act and Rules and Regulations. The financial statements (including the related notes and schedules) included in the Registration Statement, each Preliminary Prospectus and the Prospectus present fairly the financial condition, the results of operations and cash flows of the Company at the dates and for the periods indicated and have been prepared in accordance with generally accepted accounting principles and accounting requirements of the Act and the Rules and Regulations applied on a consistent basis throughout the periods indicated. Since the date of the financial statements included in the Registration Statement and the Prospectus, the Company has not experienced any adverse change or any development suggesting the likelihood of a future material adverse change in or affecting the condition of the Company, financial or otherwise. The financial information set forth in the Prospectus under the headings "Selected Financial Data," "Capitalization," and "Management's Discussion and Analysis of Financial Condition and Results of Operations," present fairly the information set forth therein and has been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, any Preliminary Prospectus and Prospectus.

          (g) The Company has filed with the appropriate federal, state and local governmental agencies, and all foreign countries and political subdivisions thereof, all tax returns, including franchise tax returns, which are required to be filed or has duly obtained extensions of time for the filing thereof and has paid all taxes shown on such returns and all assessments received by it to the extent that the same have become due. The provisions for income taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid foreign and domestic taxes, whether or not disputed, and for all periods to and including the dates of such financial statements. The Company has not executed or filed with any taxing authority, foreign or domestic, any agreement extending the period for assessment or collection of any income taxes and is not a party to any pending action or proceeding by any foreign or domestic governmental agency for assessment or collection of taxes; and no claims for assessment or collection of taxes have been asserted against the Company.

          (h) The Company's business and properties are adequately insured by insurors of recognized financial responsibility against loss or damage by fire and other appropriate risks (including computer failure); the Company's performance is adequately guaranteed by bonding firms of recognized financial responsibility in accordance with all requirements under its agreements and all applicable regulations and rules applicable to its agreements; and the Company maintains such other insurance and performance guaranty bonds as are prudent or customarily maintained by companies of comparable size and in the same or similar business and in the same or similar localities; the Company has not been refused any insurance or bonding coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage and performance guaranty bonds as and when such coverage expires or to obtain similar coverage from similar insurors and bonding firms as may be necessary to continue its business at a cost that would not materially and adversely affect the condition (financial or otherwise), business prospects, net worth or results of operations of the Company, except as described in or contemplated by the Prospectus.

          (i) Except as disclosed in the Prospectus, there is no litigation or governmental proceeding to which the Company is a party or to which any property of the Company is subject or which is pending in which the Company has been served or, to the best knowledge of the Company, is otherwise pending or threatened against the Company which, if adversely determined, will result in any material adverse change in the financial condition, results of operations, business or prospects of the Company or which is required to be disclosed in the Prospectus which has not been so disclosed. To the best knowledge of the Company, no labor disturbance by the employees of the Company exists or is imminent and which, if it now exists or comes to exist, is expected materially to affect adversely the financial condition, results of operations, business or prospects of the Company or which is required to be disclosed in the Prospectus.

          (j)  Each of this Agreement, the Warrant
Agreement, the Representatives' Warrant Agreement and the Financial Consulting Agreement (as hereinafter provided)constitutes the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except insofar as rights to indemnity and/or contribution may be limited by federal or state securities laws or the public policy underlying such laws and except as enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally, and be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Each of the Redeemable Warrants and the Representatives' Securities have been duly and validly authorized by the Company and upon their delivery in accordance herewith will be duly issued and will be the legal, valid and binding obligations of the Company. The shares of Common Stock underlying the Redeemable Warrants and the Representatives' Securities have been duly authorized and reserved for issuance upon the exercise of such Warrants and when issued upon payment of the exercise price therefor will be validly issued, fully paid and nonassessable shares of Common Stock.

          (k) The Company is not in violation of or in default under (i) any term or provision of its Certificate of Incorporation or Bylaws, as amended; (ii) any material term or provision or any material financial covenants of any indenture, mortgage, contract, commitment or other agreement or instrument to which it is a party or by which it or any of its property or business is or may be bound or affected; or (iii) to its knowledge, any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses the violation of which would have a material adverse effect on the Company. The Company owns, possesses or has obtained all governmental and other (including those obtainable from third parties) licenses, permits, certifications, registrations, approvals or consents and other authorizations necessary to own or lease, as the case may be, and to operate its properties, whether tangible or intangible, and to conduct any of the business operations of the Company as presently conducted (except where the Company's failure to obtain such license, permit, certification, registration, approval, consent or other authorization would not materially adversely affect the Company) and all such licenses, permits, certifications, registrations, approvals, consents and other authorizations are outstanding and in good standing, and there are no proceedings pending or, to the best of the knowledge of the Company, threatened, seeking to cancel, terminate or limit such licenses, permits, certifications, registrations, approvals or consents or other authorizations.

          (l) The execution and delivery hereof or of the Warrant Agreement, the Representatives' Warrant Agreement or the Financial Consulting Agreement or consummation of the transactions contemplated hereby or thereby will not result in a violation of, or constitute a default that would be material to the business of the Company under, the Company's Certificate of Incorporation or Bylaws, as amended, or other governing documents of the Company, or any material agreement, indenture or other instrument, to which the Company is a party or by which it is bound, or to which any of its properties is subject, nor will the Company's performance of its obligations hereunder, under the Warrant Agreement or the Representatives' Warrant Agreement violate any law, rule, administrative regulation or decree of any court or any governmental agency or body having jurisdiction over the Company or any of its properties, or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company. Except for an order of the Commission declaring the Registration Statement effective, and except for permits and similar authorizations required under the securities or "blue sky" laws of certain states of the United States and for such permits and authorizations which have been obtained, no consent approval, authorization or order of any court, governmental agency or body or financial institution is required in connection with the consummation of the transactions contemplated by this Agreement, the Warrant Agreement or the Representatives' Warrant Agreement.

          (m)  The descriptions in the Registration
Statement and the Prospectus of material contracts and other documents are accurate in all material respects and present fairly the information required to be disclosed, and there are no contracts or other documents required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement under the Act or the Rules and Regulations which have not been so described or filed as required. Each material contract or other instrument (however characterized or described) to which the Company is a party or by which its property or business is or may be bound or affected and to which reference is made in the Prospectus has been duly and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the parties thereto in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and the discretion of courts in granting equitable remedies, and none of such contracts or instruments has been assigned by the Company and neither the Company nor, to the best knowledge of the Company, any other party is in material default thereunder, which default would have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and, to the best knowledge of the Company, no event has occurred which, with the lapse of time or the giving of notice, or both, would constitute a default thereunder, which would have a material adverse effect on the business, prospects, financial condition or results of operations of the Company. None of the material provisions of such contracts or instruments violates any existing applicable law, rule, regulation, judgement, order or decree of any governmental agency or court having jurisdiction over the Company or any of its assets or business including, without limitation, those relating to health care or employee benefits, which violation would have a material adverse effect on the business, prospects, financial condition or results of operations of the Company.

          (n) Subsequent to the respective dates as of which information is set forth in the Registration Statement and Prospectus, and may be described in or contemplated by the Prospectus, there has not been any material adverse change in, or any adverse development that materially affects, the business, properties, financial condition, results of operations or prospects of the Company from the date as of which information is given in the Prospectus; and except as described in the Prospectus, the Company has not, directly or indirectly, incurred any material liabilities or obligations, direct or contingent, not in the ordinary course of business, other than obligations related to the offering of the Securities, or entered into any transaction not in the ordinary course of business which is material to the business of the Company and required to be disclosed in the Prospectus. Except as described in or contemplated by the Prospectus, there has not been any material change in the capital stock of, or any incurrence of long-term debt by, the Company, or any issuance or grant of options, warrants or rights to purchase the capital stock of the Company, or any declaration or payment of any dividend on the capital stock of the Company from the date as of which information will be given in the Prospectus.

          (o) No breach or default by or of the Company or, to the best knowledge of the Company after due inquiry, any other party exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, installment sale agreement, lease, deed of trust, voting trust agreement, stockholders agreement, partnership agreement, note, loan or credit agreement, purchase order, or any other material agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which it may be bound or to which the property or assets (tangible or intangible) of the Company is subject or affected.

          (p) Except as described in the Prospectus, the Company does not maintain, sponsor or contribute to any program or arrangement that is an "employee pension benefit plan," an "employee welfare benefit plan," or a "multiemployer plan" as such terms are defined in Sections 3(2), 3(1) and 3(37), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("ERISA Plans"). The Company does not maintain or contribute (and has not previously maintained or contributed) to a "defined benefit plan," as defined in
Section 3(35) of ERISA. No ERISA Plan (or any trust created thereunder) has engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code, that could subject the Company to any tax penalty on prohibited transactions and that has not adequately been corrected. Each ERISA Plan is in compliance with all material reporting, disclosure, and other requirements of the Code and ERISA as they relate to any such ERISA Plan. Determination or opinion letters have been received from the Internal Revenue Service with respect to each ERISA Plan which is intended to comply with Code Section 401(a), stating that the form of such ERISA Plan and the attendant trust are qualified thereunder. The Company has never completely or partially withdrawn from a "multiemployer plan."

          (q) The Company has not taken and shall not take, directly or indirectly, any action resulting in a violation of Rule 10b-6 or Rule 10b-7 under the Exchange Act, or designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities.

          (r) To the best knowledge of the Company and except as disclosed in the Prospectus, none of the patents, patent rights, trademarks, service marks, trade names, copyrights, technology, and know-how, and none of the license or rights to the foregoing, presently owned or held by the Company or used in or necessary to the conduct of its business as now conducted or proposed to be conducted (all of the foregoing, collectively, its "Intellectual Properties"), are in dispute or are in any conflict with the right of any other person or entity. To the best of knowledge of the Company after due inquiry, the Company (i) owns or has the right to use all of its Intellectual Properties, free and clear of any liens, charges, claims, encumbrances, pledges, security interests, defects or other restrictions or equities of any kind whatsoever (collectively, "Liens") without infringing upon or otherwise acting adversely to the right or claimed right of any person or other entity under or with respect to any of the foregoing and (ii) except as set forth in the Prospectus, is not obligated or under any liability whatsoever to make any payment by way of royalties, fees, or otherwise to any owner or licensee of, or other claimant to, any Intellectual Properties with respect to the use thereof or in connection with the conduct of its business or otherwise.

          (s) To the Company's best knowledge and except as disclosed in the Prospectus, the Company owns and has the unrestricted right to use all trade secrets, know-how (including all unpatented and/or unpatentable proprietary or confidential information, systems, and procedures), inventions, designs, processes, works of authorship, computer programs, and technical data and information that are material to the development, manufacture, operation and sale of all products and services sold or otherwise described or referred to in the Registration Statement and the Prospectus proposed to be sold by the Company, free and clear of and without violating any right, Liens or claim of others, including without limitation former employers of its employees; provided, however, that the possibility exists that other persons or entities, completely independent of the Company or its employees or agents, could have developed trade secrets or items of technical information similar or identical to those of the Company. The Company is not aware of any such development of similar or identical trade secrets or technical information by others.

          (t) The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its Intellectual Properties in all material respects.

          (u) The Company has good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property described or referred to in the Prospectus to be owned or leased by it free and clear of all Liens of any kind whatsoever, other than (i) those referred to in the Prospectus and (ii) Liens for taxes not yet due and payable.

          (v)  Except as disclosed in the Registration
Statement and the Prospectus, the Company has not issued, sold or offered for sale within the last three years any shares of its Common Stock, any right to acquire any shares of Common Stock or any securities or instrument exercisable for or convertible into any shares of Common Stock.

          (w) There are no agreements, claims, payments, issuances, arrangements or understandings, whether oral or written, for services in the nature of a finder's, consulting or origination fee with respect to the sale of the Securities or the Representatives' Securities or any other agreements, claims, payments, issuances, arrangements or understandings with respect to the Company or any of its officers, directors, stockholders, partners, employees, or affiliates that may affect the Underwriters' compensation, as determined by the National Association of Securities
Dealers, Inc. ("NASD") or for which the Company or any Underwriter may be responsible.

          (x)  The Units, the Common Stock and the
Redeemable Warrants have been duly registered under Section
12(g) of the Exchange Act. The Units, the Common Stock and the Redeemable Warrants have been approved for inclusion in the Automated Quotation System of the National Association of Securities Dealers, Inc. ("NASDAQ") SmallCap Market.

          (y)  Neither the Company nor to best of the
Company's knowledge any officer, director or employee of or agent acting on behalf of the Company has at any time (i) made any contributions to any candidate for political office in violation of law, or failed to disclose fully any contributions to any candidate for political office in accordance with any applicable statute, rule, regulation or ordinance requiring such disclosure, (ii) made any payment to any governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, (iii) made any payment outside the ordinary course of business to any purchasing or selling agent or person charged with similar duties of any entity to which the Company sells or from which the Company buys products for the purpose of influencing such agent or person to buy products from or sell products to the Company, or (iv) engaged in any transaction on behalf of the Company, maintained any bank account for the Company, or used any corporate funds of the Company, except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company.

          (z) Except as set forth in the Prospectus, no officer, director or principal stockholder of the Company, nor any "affiliate" or "associate" (as these terms are defined in Rule 405 promulgated under the Rules and Regulations) of any of the foregoing persons or entities, has or has had, either directly or indirectly, (i) an interest in any person or entity that (A) furnishes or sells services or products that are furnished or sold or are proposed to be furnished or sold by the Company, or (B) purchases from or sells or furnishes to the Company any goods or services, or (ii) a beneficial interest in any contract or agreement to which the Company is a party or by which it may be bound or affected. Except as set forth in the Prospectus under "Certain Transactions," there are no existing or proposed agreements, arrangements, understandings, or transactions between or among the Company and any officer, director, or principal stockholder of the Company, or any partner, affiliate or associate of any of the foregoing persons or entities.

          (aa) Any certificate signed by any officer of the Company on behalf of the Company and delivered to the Underwriters or to Underwriters' counsel shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

          (bb) The minute books of the Company have been made available to the Representatives and contain a complete summary of all meetings and actions of the directors of the Company since the time of its incorporation, and reflects accurately in all material respects all transactions referred to in such minutes.

          (cc) No holders of any securities of the Company or of any options, warrants, or other convertible or exchangeable securities of the Company (i) have the right to include any securities issued by the Company in the Registration Statement or (ii) except and to the extent described in the Prospectus, have the right to include any securities issued by the Company in any registration statement to be filed by the Company or to require the Company to file a registration statement under the Act; and, except and to the extent described in the Prospectus, no person or entity holds any anti-dilution rights with respect to any securities of the Company.

          (dd) The Company has (i) entered into an employment agreement with each of Dr. Katherine Gordon, Robert J. Leonard and John J. Curry in the forms filed as Exhibits 10.12, 10.14 and 10.13, respectively, to the Registration Statement, and (ii) purchased term key-person insurance on the life of Dr Katherine Gordon in the amount of $1,000,000, which policy names the Company as the beneficiary thereof.

     2.   Purchase of the Units by the Several Underwriters;
          Representatives' Warrants.

          (a)  Firm Units.   On the basis of the
representations, warranties, covenants and agreements herein contained, and subject to the terms and conditions set forth, the Company agrees to sell to the Underwriters the Firm Units, and subject to the terms and conditions herein, the Underwriters agree, severally and not jointly, to purchase from the Company, at the price per Unit of
$           , at the place and time hereinafter specified,
 -----------

the number of Firm Units set forth opposite their respective names in Schedule I hereto, subject to adjustment in accordance with Section 12 hereof. The Underwriters agree to release the Firm Units for resale to the public at the
price of $         per Firm Unit promptly, in the judgement
          --------
of the Representatives, after the effective date of the Registration Statement and on the terms set forth in the Prospectus.

          (b)  Option Units.   On the basis of the
representations, warranties, covenants and agreements herein contained, and subject to the terms and conditions herein set forth, for the sole purpose of covering any over-allotments in connection with the distribution and sale of the Firm Units as contemplated by the Prospectus, the Company hereby grants the Underwriters an option to purchase, severally and not jointly, up to 75,000 Option Units. The purchase price per Unit to be paid for the Option Units shall be the same price per Unit as for the Option Units. The option granted hereby may be exercised as to all or any part of the Option Units at any time or times not more then 45 days subsequent to the effective date of the Registration Statement. Nothing herein contained shall obligate the Underwriters to make any over-allotments. No

Option Units shall be sold and delivered unless the Firm
Units previously have been, or simultaneously are, sold and delivered.

          (c)  Representatives' Warrants.   On the basis of
the Representatives' warranties, covenants and agreements herein contained and subject to the terms and conditions set forth herein and in the Representatives' Warrant Agreement executed simultaneously herewith, the Company shall sell to you individually, and/or your designees, and not as the Representatives of the Underwriters, at the Closing Date, for $100, Representatives' Warrants to purchase up to an aggregate of 50,000 Units.

     3.   Delivery of and Payment for Units.   Delivery of
certificates for the Firm Units and certificates for the Option Units, to the extent that the option to purchase the Option Units is exercised on or before the third Business
Day (as defined in Section     hereof) prior to the Closing
                           ---
Date, as well as the Representatives' Warrant Agreement and Representatives' Warrants and the respective payments therefore shall be made at the offices of Neidiger, Tucker, Bruner, Inc., 300 Plaza Level, 1675 Larimer Street, Denver, Colorado 80202 (or such other place as mutually may be agreed upon by the Representatives and the Company), at
          a.m., Denver, Colorado time, on the fourth full
---------
Business Day following the effective date of the Registration Statement (the "Closing Date"); provided that such date may be accelerated or extended by agreement of the Company and the Representatives or postponed pursuant to the provisions of Section 12 hereof.

     The option to purchase Option Units granted in Section 2 hereof may be exercised during the term thereof by written notice from the Representatives to the Company. Such notice shall set forth the aggregate number of Option Units as to which the option is being exercised and the time and date, not earlier than either the Closing Date or the second Business Day after the date on which the option shall have been exercised nor later then the fifth Business Day after the date of such exercise, as determined by Representatives, when the Option Units are to be delivered (the "Option Closing Date"). Delivery and payment for such Option Units is to be at the offices set forth above for delivery and payment of the Firm Units.

     Delivery of certificates for the Firm Units and any Option Units shall be made by or on behalf of the Company through the facilities of the Depository Trust Company ("DTC") to the Representatives, for the respective accounts of the Underwriters, against payment by the Representatives of the purchase price therefor by federal funds or by certified or official bank check payable in Denver Clearing House Funds to the order of the Company. Certificates for the Units shall be registered in such names and denominations as the Representatives shall have requested at least two full Business Days prior to the applicable Closing Date, and shall be made available for checking and packaging at a location as may be designated by the Representatives at least one full Business Day prior to such Closing Date.
Time shall be of the essence, and delivery at the time and place specified in this Underwriting Agreement is a further condition to the obligations of each underwriter.

     4.   Covenants.   The Company covenants and agrees with
each Underwriter as follows:

          (a) The Company shall comply with the provisions of and make all requisite filings with the Commission pursuant to Rule 430A and Rule 424(b) under the Act and notify you in writing of all such filings. The Company shall use its best efforts to cause the Registration Statement and any amendment thereto to become effective and, upon notification from the Commission that the Registration Statement or any amendment thereto has become effective, shall so advise you immediately, in writing. The Company shall notify you promptly of any request by the Commission for any amendment or of supplement to the Registration Statement or the Prospectus or for additional information; the Company shall carefully prepare and file with the Commission promptly upon your request, any amendment of or supplement to the Registration Statement or Prospectus which, in your reasonable opinion, may be necessary or advisable in connection with the distribution of the Securities; and the Company shall not file any amendment of or supplement to the Registration Statement or the Prospectus which is not approved by you after reasonable notice from the Company to you, which approval shall not be unreasonably withheld or delayed. The Company shall advise you immediately of the issuance by the Commission, any state securities commission or any other regulatory body of any stop order or other order suspending the effectiveness of the Registration Statement, suspending or preventing the use of any Preliminary Prospectus or the Prospectus or suspending the qualification of the Securities for offering or sale in any jurisdiction, or of the institution of any proceedings for any such purpose; and the Company shall use its best efforts to prevent the issuance of any stop order or other such order and, should a stop order or other such order be issued, to obtain as soon as possible the lifting thereof.

          (b) The Company shall cooperate with you and your counsel in connection with the registration or qualification of the Securities for sale under the securities or "blue sky" laws of such jurisdictions as the Representatives shall designate and the continuance of such qualification in effect for so long a period as the Representatives may reasonably request, except the Company shall not be required to qualify as a foreign corporation or in any jurisdiction where it is not already so qualified or to execute a general consent to service of process in actions other then those arising out of the offer and sale of the Securities or to take any action which would subject it to taxation in any jurisdiction where it is not now so subject.

          (c) Within the time during which a Prospectus relating to the Securities required to be delivered under the Act, the Company shall comply with all requirements imposed upon it by the Act and the Exchange Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as is necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof and the Prospectus.
If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or would omit to state a material fact necessary to make the statements therein, in light of the circumstances then existing, not misleading, or if during such period it is otherwise necessary, in the opinion of the Company or in your opinion, to amend the Registration Statement or supplement the Prospectus to comply with the Act, the Company or you, as the case may be, shall promptly notify the other party and the Company shall amend the Registration Statement or supplement the

Prospectus to comply with the Act, the Company or you, as the case may be, shall promptly notify the other party and the Company shall amend the Registration Statement or supplement the Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

          (d) The Company shall make generally available to its security holders and to the registered holders of the Redeemable Warrants (and shall deliver to you), in the manner contemplated by Rule 158(b) under the Act, as soon as practicable but in any event not later then 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of Registration Statement occurs, an earnings statement satisfying the requirements of Section 11(a) of the Act covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement.

          (e)  For a period of five (5) years from the
effective date of the Registration Statement, the Company will deliver to you on a timely basis (i) a copy of each report, including, without limitation, reports on Form 8-K, 10-C, 10-K (or 10-KSB) and 10-Q (or 10-QSB) or any successor form and exhibits thereto filed with or furnished by the Company to the Commission, any securities exchange or the National Association of Securities Dealers, Inc. ("NASD") on the date each such report or document is so filed or furnished; (ii) as soon as practicable, copies of any reports or communications (financial or other) of the Company mailed to its security holders; (iii) as soon as practicable, a copy of any Schedule 13D, 13G, 14D-1, 13E-3 or 13E-4 (or any successor form) received or prepared by the Company from time to time; and (iv) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request and which can be prepared or obtained by the Company without unreasonable effort or expense.

          (f) The Company shall furnish or cause to be furnished to the Representatives or on the Representatives' order, without charge, at such place as the Representatives may designate, copies of each Preliminary Prospectus, the Registration Statement and any pre-effective or post-effective amendments thereto (two of which copies shall be manually signed and shall include all exhibits), the Prospectus, and all amendments and supplements thereto, including any Prospectus prepared after the effective date of the Registration Statement, in each case as soon as available and in such quantities as the Representatives may request.

          (g) For a period of twelve months following the Closing Date, the Company shall not, directly or indirectly, without the Representatives' prior written consent, offer, issue, sell, grant any option to purchase, or otherwise dispose of or contract to dispose of (or announce any offer, sale, grant of an option to purchase of other disposition), for value or otherwise, any shares of Common Stock or other equity securities of the Company or any securities convertible into or exchangeable or exercisable for shares of Common Stock, or other such equity securities, except the Securities, the Representatives' Securities, those options to purchase shares of

Common Stock issued under the
Company's 1996 Directors' Stock Option Plan and those other options to purchase shares of Common Stock (collectively, the "Options") and shares of Common Stock issued upon exercise of the Options, as said Options are described in the Prospectus.

          (h) The Company shall cause each of its officers, directors and such other shareholders designated by the Representatives to furnish to the Representatives, on or prior to the Closing Date, a binding agreement, in form and substance reasonably satisfactory to Representatives' counsel, pursuant to which each such person shall agree not to, directly or indirectly, publicly sell or otherwise publicly dispose or contract to dispose (or announce any offer, sale, grant of any option to the purchase or other disposition) of any shares of Common Stock or other equity securities of the Company owed by them of record or beneficially during the thirteen month period following the Closing Date, without your prior written approval.

          (i) The Company shall not take, or permit any of its officers of directors or shareholders or any affiliate (within the meaning of the term "affiliate" in the Rules and Regulations) to take, directly or indirectly, any action designed to or which has constituted or might reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities; and has not effected any sales of shares of Common Stock or other securities that are required to be disclosed in response to Item 26 of Part II of the Registration Statement.

          (j) The Company shall apply the net proceeds from the sale of the Securities in the manner, and subject to the conditions, set forth under "Use of Proceeds" in the Prospectus. No portion of the net proceeds will be used, directly or indirectly, to acquire any securities issued by the Company.

          (k)  The Company shall timely file all such
reports, forms and other documents as may be required (including, without limitation, a Form SR as may be required pursuant to Rule 463 under the Act) from time to time under the Act, the Exchange Act, and the Rules and Regulations, and all such reports, forms and documents filed shall comply as to form and substance with the applicable requirements under the Act, the Exchange Act, and the Rules and Regulations.

          (l) The Company shall use its best efforts to maintain the inclusion of the Units, the Common Stock and the Redeemable Warrants in the NASDAQ SmallCap Market and the listing of the Units, the Common Stock and the Redeemable Warrants on the Boston Stock Exchange. If at any time the Common Stock qualifies for inclusion on the National Market System of NASDAQ (the "NASDAQ NMS"), the Company will use its best efforts to obtain and maintain such inclusion in the NASDAQ NMS for so long as the Common Stock qualifies.

          (m)  For a period of three years from the Closing
Date, the Company shall (i) furnish to the Representative, as and to the extent reasonably requested by the Representative, at the Company's sole expense, with copies of the Company's stock transfer sheets relating to the Company's securities, and a current list of the holders of all of the Company's securities, and including a list of the beneficial owners of securities held by Depository Trust
Company; and (ii) retain such accounting firm as the Company's independent public accountants as shall be reasonable/acceptable to the Representatives.

          (n) The Company shall take all necessary actions, on an expedited basis, to be included effective with the Closing Date in Standard and Poor's Corporate Records, Stock Quotes and Stock Guide published by Standard and Poor's Corporation and to continue such inclusion for a period of not less than seven years from the Closing Date.

          (o) Until that date which is 60 days after the effective date of the Registration Statement the Company shall not, without the prior written consent of the Representatives issue, directly or indirectly, any press release or other communication or hold any press conference with respect to the Company or its activities or the offering contemplated hereby, other than trade releases issued in the ordinary course of the Company's business consistent with past practices with respect to the Company's operations or such releases as counsel for the Representatives and the Company have advised are necessary to comply with applicable law.

          (p) Until after the earlier of (i) six years from the date hereof, and (ii) the sale to the public of all of the Representatives' Securities, the Company shall maintain the effectiveness of the Registration Statement on Form SB-2 (or other appropriate form, including, without limitation, Form S-3) covering the Representatives' Securities.

          (q) For a period of 3 years from the effective date of the Registration Statement, the Company agrees that NTB shall have the right to designate one person as an advisor to the Company's Board of Directors. Such advisor will be reimbursed for his or her expenses in attending meetings of the Board of Directors and will receive cash compensation equal to that received by any other outside director but will have no power to vote as a director. Such person shall be indemnified by the Company against any claim arising out of his or her participation in meetings of the Board of Directors to the same extent as directors. During the stated 3 year period, the Representatives' advisor to the Company's Board of Directors will be (i) invited to attend all meetings of the Company's Board of Directors;
(ii) provided with a copy of all Actions by Unanimous Written Consent of the Board of Directors in Lieu of an Actual Meeting; (iii) furnished with a copy of all public filings by the Company and Company press releases as released; (iv) updated by the Company's management, on at least a quarterly basis, regarding the Company's activities, prospects and financial condition; and (v) advised immediately of material events to the extent consistent with applicable law. During the subject 3 year period, the Company shall hold meetings of its Board of Directors at intervals of not less than once each calendar quarter. Any advisor to the Company's Board of Directors designated by NTB shall be acceptable to the Company, which acceptance shall not be unreasonably withheld.

          (r)  Upon the exercise of any Redeemable Warrants
after                , 1998 (12 months after the effective
      ---------------

date of the Registration Statement), and assuming that the

Company desires assistance to solicit the exercise of the Redeemable Warrants, the Company will pay NTB a solicitation fee of 5% of the aggregate exercise price of such Redeemable Warrants which are exercised through its efforts and with its assistance, if (i) the market price of the Common Stock is greater than the exercise price of the Redeemable Warrants on the date of exercise, (ii) written confirmation by the warrantholder that the exercise of the Redeemable Warrant was solicited by NTB and that NTB is designated to receive the solicitation fee, (iii) the Redeemable Warrant is not held in a discretionary account, (iv) disclosure of compensation arrangements has been made in documents provided to the warrantholder (such as the Prospectus) both as part of the original offering and at the time of exercise and (v) the solicitation of the Warrant was not in violation of Rule 10b-6 promulgated under the Exchange Act. Notwithstanding the foregoing, the Company hereby retains the right to provide notice of redemption of the Redeemable Warrants in accordance wit the terms of the Warrant Agreement and (ii) the parties hereby acknowledge and agree that NTB shall have no authority to solicit the exercise of any Redeemable Warrant unless such solicitation is requested in writing by the Company.

          (s) For a period of 12 months from the effective date of the Registration Statement, the Company shall not authorize or otherwise effect any change in the compensation to any officer and/or director of the Company without 30 days' prior written notice to the Representatives.

          (t) On the Closing Date, the Company shall enter into a consulting agreement ("Financial Consulting
Agreement"), retaining NTB, individually, and not as Representatives of the Underwriters, as financial consultant to the Company for a period of 36 months for a fee of $70,000 payable in full on the Closing Date.

     5.   Payment of Expenses.   The Company shall pay, on
each of the Closing Date and each Option Closing Date (to the extent not paid at the Closing Date), all expenses and fees (other than fees and expenses of Underwriters' counsel, except as provided in clause (iv) below) incident to the performance of the obligations of the Company under this Agreement, the Warrant Agreement, the Representatives' Warrant Agreement, the Financial Consulting Agreement, including without limitation (i) the fees and expenses of accountants and counsel for the Company, (ii) all costs and expenses incurred in connection with the preparation, duplication, printing (including mailing and handling charges), filing, delivery, and mailing (including the payment of postage with respect thereto) of the Registration Statement and the Prospectus and any amendments and supplements thereto and the copying, mailing (including the payment of postage with respect thereto), and delivery of this Agreement, the Agreement Among Underwriters, the Selected Dealer Agreements, and related documents, including the cost of all copies thereof and of the Preliminary Prospectuses and of the Prospectus and any amendments thereof or supplements thereto supplied to the Underwriters and such dealers as the Underwriters may request, in the quantities requested, (iii) the printing, engraving, issuance and delivery of the Securities, including, but not limited to (x) the purchase by the Underwriters of the Securities and the purchase by the Representatives of the Representatives' Warrants from the Company, and (y) the consummation by the Company of any of its obligations under this

Agreement, the Warrant Agreement, the Representatives' Warrant Agreement, the Financial Consulting Agreement as required herein, and (z) resale of the Securities by the Underwriters in connection with the distribution contemplated hereby, (iv) the qualification of the Securities and the Representatives' Securities under state or foreign securities or "Blue Sky" laws and determination of the status of such securities under legal investment laws, including the costs of printing and mailing the "Preliminary Blue Sky Memorandum," the "Supplemental Blue Sky Memorandum," and the "Legal Investment Survey," if any, and disbursements and reasonable fees of counsel in connection therewith, (v) advertising costs and expenses, and costs and expense in connection with bound volumes and prospectus memorabilia and "tomb-stone" advertisement expenses, (vi) costs and expenses in connection with Company counsel's due diligence investigations, including without limitation the fees of any independent counsel or consultant retained, (vii) fees and expenses of the Warrant Agent and of the transfer agent and registrar for the Securities,
(viii) the fees payable to the Commission and the NASD, and
(ix) the fees and expenses incurred in connection with the listing or quotation, as the case may be, of the Securities on the NASDAQ SmallCap Market, the Boston Stock Exchange and any other exchange or market system. In addition, the Company shall also pay you, individually, and not in your capacity as Representative, at the applicable Closing Date, a non-accountable expense allowance equal to 3% of the initial public offering price of the Securities purchased on such Closing Date (including Option Units purchased pursuant to the option granted pursuant to Section 2 hereof). If the sale of the Units provided for herein is not consummated by reason of any termination of this Agreement pursuant to
Section 8(b) hereof, or by reason any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed hereunder or because any condition of the Underwriters' obligations set forth in
Section     herein is not fulfilled, the Company shall
        ---
reimburse NTB for all of its accountable out-of-pocket expenses (including fees and disbursements of its counsel) actually incurred in connection with the investigation, preparing to market and marketing of the Units or in contemplation of performing Representatives' obligations hereunder, such reimbursement not to exceed $50,000, inclusive of the $20,000 previously paid to NTB by the Company. You acknowledge that $20,000 has been paid to you by the Company to be applied against the stated non-accountable expense allowance as well as $86,539 previously paid by the Company to First United Equities Corporation. You agree to promptly repay the Company as to any portion of the $20,000 advanced to you which is not necessary to reimburse you for your out-of- pocket expenses actually incurred if the sale of the Securities, as contemplated by this agreement, is not consummated for any reason.

     6.   Conditions of the Underwriters' Obligations.   The
obligations of the several Underwriters to purchase and pay for the Securities described in Section 2(a) and 2(b) hereof shall be subject, in the Representatives sole discretion, to the continuing accuracy of the representations and warranties of the Company herein as of the date hereof and as of the Closing Date and each Option Closing Date, if any, as if they had been made on and as of such Closing Date as if made on and as of such Closing Date, to the accuracy of the statements of the Company's officers made pursuant to the provisions hereof, to the performance by the Company of its covenants and obligations hereunder and to the following further conditions:

          (a) The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information (to be provided in the Registration Statement or otherwise) shall have been complied with to the reasonable satisfaction of Representative. If the Company has elected to rely upon Rule 430A of the Rules and Regulations, the price of the Securities and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the Rules and Regulations within the prescribed time period, and prior to Closing Date the Company shall have provided evidence satisfactory to the Representatives of such timely filing, or a post-effective amendment providing information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the Rules and Regulations.

          (b) The Representatives shall not have advised the Company that the Registration Statement, or any amendment thereto, contains an untrue statement of fact that, in the Representatives' opinion, is material, or omits to state a fact that, in the Representatives' opinion, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the Prospectus, or any supplement thereto, contains an untrue statement of fact that, in the Representatives' opinion, is material, or omits to state a fact that, in the Representatives' opinion, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (c)  On or prior to each Closing Date, the
Representatives shall have received from Underwriters' counsel, such opinion or opinions with respect to the organization of the Company, the validity of the Securities, the Representatives' Warrants, the Registration Statement, the Prospectus, and other related matters as the Representatives may request and Underwriters' counsel shall have received such documents and information as they request to enable them to pass upon such matters.

          (d) On the Closing Date, there shall have been delivered to the Representatives the favorable opinion (addressed to you as the Representatives) of Palmer & Dodge LLP, counsel to the Company ("Company Counsel"), dated the Closing Date, and in form and substance satisfactory to Underwriters' counsel and stating that it may be relied upon by Underwriters' counsel in giving their opinion, if required by you, covering the matters on Annex A attached hereto.

          (e) On the Closing Date, there shall have been delivered to you the favorable opinion (addressed to you as the Representative) of Bromberg & Sunstein, patent counsel to the Company ("Patent Counsel"), dated the Closing Date, and in form and substance satisfactory to Underwriters' counsel and stating that it may be relied upon by Underwriters' counsel in giving their opinion, if required by you, covering the matters on Annex B attached hereto.

          (f) At each Option Closing Date, if any, there shall have been delivered to you the favorable opinions (addressed to you as the Representatives) of Company Counsel and Patent Counsel, respectively, each dated the Option Closing Date, and in form and substance satisfactory to Underwriters' counsel, confirming as of each Option Closing Date the statements made by such counsel in its opinion delivered on the Closing Date.

          (g) On or prior to each of the Closing Date and each Option Closing Date, if any, Underwriters' counsel shall have been furnished such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in
Section 7(c), or in order to evidence the accuracy, completeness, or satisfaction of any of the representations, warranties or conditions of the Company.

          (h) Prior to each of the Closing Date and each Option Closing Date, if any, (i) there shall have been no material adverse effect on the Company, (ii) there shall have been no transaction, not in the ordinary course of business, entered into by the Company from the latest date as of which the financial condition of the Company is set forth in the Registration Statement and Prospectus that is materially adverse to the Company; (iii) the Company shall not be in material breach or material default under any provision of any instrument relating to any outstanding indebtedness; (iv) the Company shall not have issued any securities (other than as described in the Registration Statement and other than the Securities and the Representatives' Securities) or declared or paid any dividend or made any distribution in respect of its capital stock of any class and there shall not have been any change in the capital stock or any material change in the debt (long or short term) or liabilities or obligations of the Company (contingent or otherwise); (v) no material amount of the assets of the Company shall have been pledged or mortgaged, except as set forth in the Registration Statement and Prospectus; (vi) no action, suit or proceeding, at law or in equity, shall have been pending or threatened (or circumstances giving rise to same) against the Company, or involving or affecting its business or properties, before or by any court or federal, state or foreign commission, board or other administrative agency wherein an unfavorable decision, ruling or finding could have a material adverse effect on the Company, except as set forth in the Registration Statement and Prospectus; and (vii) no stop order shall have been issued under the Act and no proceedings therefor shall have been initiated, threatened or contemplated by the Commission.

          (i) At each of the Closing Date and each Option Closing Date, if any, the Underwriters shall have received a certificate of the Company, signed by the principal executive officer and by the chief financial or chief accounting officer of the Company, dated the Closing Date or Option Closing Date, as the case may be, to the effect that each of such persons have carefully examined the Registration Statement, the Prospectus and this Agreement, and that:

               1. The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the Closing Date or such Option Closing Date, as the case may be, and the Company has complied, in all material respects, with all agreements and covenants and satisfied, in all material respects, all conditions contained in this Agreement on its part to be performed or satisfied at or prior to such Closing Date or Option Closing Date, as the case may be;

               2. No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued, and no proceedings for that purpose have been instituted or are pending or, to the best of each of such person's knowledge after due inquiry, are contemplated or threatened under the Act;

               3. the Registration Statement and the Prospectus and each amendment and each supplement thereto, if any, contain all statements and information required to be included therein, and none of the Registration Statement, the Prospectus, or any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and neither the Preliminary Prospectus or any supplement thereto included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; except that such certification may expressly exclude statements or omissions made in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by or on behalf of the Underwriters expressly for use in such Preliminary Prospectus, Registration Statement or Prospectus; and

               4. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (a) the Company shall not have incurred, up to and including the Closing Date or the Option Closing Date, as the case may be, other than in the ordinary course of its business consistent with past practice, any material liabilities or obligations, direct or contingent; (b) the Company shall not have paid or declared any dividends or other distributions on its capital stock; (c) the Company shall not have entered into any transactions not in the ordinary course of business consistent with past practice; (d) there shall not have been any change in the capital stock or long-term debt or any increase in the short-term borrowings (other than any increase in the short-term borrowings in the ordinary course of business consistent with past practice) of the Company; (e) the Company shall not have sustained any material loss or material damage to its property or assets, whether or not insured;
        (f) there shall be no litigation which is pending or threatened (or circumstances giving rise to same) against the Company or any affiliated party that is required to be set forth in an amended or supplemented Prospectus and that has not been so set forth; and (g) there shall not have occurred any event required to be set forth in an amended or supplemented Prospectus that shall not have been set forth.

References to the Registration Statement and the Prospectus in this subsection (i) are to such documents as amended and supplemented at the date of such certificate.

          (j) By the Closing Date, the Representatives shall have received clearance from the NASD as to the amount of compensation allowable or payable to the Underwriters, as described in the Registration Statement.

          (k) At the time this Agreement is executed, the Underwriters shall have received a letter, dated the date hereof, addressed. to the Underwriters in form and substance satisfactory (including as to the non-material nature of the changes or decreases, if any, referred to in clause (iii) below) in all respects to the Underwriters and Underwriters' Counsel, from Richard Eisner & Co. LLP covering the matters set forth on Annex C attached hereto.

          (l) On the date of execution of this Agreement and on the Closing Date and each Option Closing Date, if any, the Underwriters shall have received from Richard Eisner & Co. LLP a letter, dated as of the Closing Date or such Option Closing Date, as the case may be, to the effect that they reaffirm that the statements made in the letter furnished pursuant to subsection (k) of this Section, except that the specified date referred to therein as of which the examination made by them as described therein shall have been made shall be a date not more that five days prior to Closing Date or such Option Closing Date, as the case may be, and if the Company has elected to rely on Rule 430A of the Rules and Regulations, to the further effect that they have carried out procedures as specified in clause (v) of subsection (k) of this Section with respect to certain amounts, percentages and financial information as specified by the Representatives and deemed to be a part of the Registration Statement pursuant to Rule 430A(b) and have found such amounts, percentages and financial information to be in agreement with the records specified in such clause (v).

          (m) On each of the Closing Date and each Option Closing Date, if any, there shall have been duly tendered to the Representatives for its account and the several Underwriters' accounts, certificates representing the appropriate numbers and types of Representatives' Securities and Securities, as the case may be, against payment therefor as provided herein.

          (n) No order suspending the sale of the Securities in any jurisdiction designated by the Representatives pursuant to subsection ( ) of
                                                                       --
Section      hereof shall have been issued on either the Closing Date or the
       -----
Option Closing Date, if any, and no proceedings for that purpose shall have been instituted or shall be contemplated.

          (o) On or before the Closing Date, the Company shall have executed and delivered the Warrant Agreement to the Warrant Agent, with a fully executed original copy to the Representative, and shall have executed and delivered to the Representatives, (i) the Representatives' Warrant Agreement, in the form attached hereto as Exhibit A, and (ii) the Representatives' Warrants, in such denominations and to such designees (who must be officers of the Representative) as shall have been requested by the Representatives.

          (p) On or before Closing Date, the Units, the Common Stock and the Redeemable Warrants each shall have been duly approved for quotation on the NASDAQ SmallCap Market and listing on the Boston Stock Exchange, subject to official notice of issuance.

          (q) Since the effective date of the Registration Statement, the Company shall not have sustained any loss by fire, flood, accident or other calamity, nor shall it have become a party to or the subject of any litigation, individually or in the aggregate, which is materially adverse to the Company, nor shall there have been a material adverse change in the general affairs, business, key personnel, capitalization, financial position or net worth of the Company, whether or not arising in the ordinary course of business, which loss, litigation or change, in your reasonable judgment, shall render it inadvisable to proceed with the delivery of the Securities.

          (r) Subsequent to the date of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this
Section         or (ii) any change, or any development involving a prospective
        -----
change, in or affecting the business or properties of the Company the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

          (s) On or prior to the date of this Agreement, the NASD shall have approved the terms of the Underwriters' participation in the distribution of the Securities described in Sections 2(a) and 2(b) to be sold pursuant to the Registration Statement and the Prospectus.

          (t) At or prior to the Closing Date, the Representatives' Warrant Agreement shall have been entered into by the Company and you, and the Representatives' Warrants shall have been sold to you and issued to you and/or your designees pursuant to the Representatives' Warrant Agreement.

          (u)  At or prior to the Closing Date, you shall have received the
written agreements and representations described in Section 4(   ), (   ) and
                                                              ---    ---
(   ) hereof.
 ---

          (v) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

          If any of the conditions specified in this Section     shall not
                                                            ----
have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Representatives, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing, or by telephone or facsimile and confirmed in writing.

          If any representation or warranty of the Company herein shall not be true and correct, or if any other material condition to the Underwriters' obligations hereunder to be fulfilled prior to or at the Closing Date or the relevant Option Closing Date, as the case may be, is not so fulfilled, the Representatives may terminate this Agreement or, if the Representatives so elect, waive any such conditions that have not been fulfilled or extend the time for their fulfillment.

     7.   Indemnification.

          (a) The Company agrees to indemnify and hold harmless each of the Underwriters (for purposes of this Section 8 "Underwriter" shall include the officers, directors, stockholders, partners, employees, agents, and counsel of each Underwriter, including specifically each person who may be substituted for an Underwriter as provided in Section 12 hereof), and each person, if any, who controls such Underwriter (each, a "controlling person") within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, from and against any and all losses, claims, damages, expenses, or liabilities, joint or several (and actions, proceedings, investigations and inquiries in respect thereof), whatsoever (including but not limited to any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation commenced or threatened, or any claim whatsoever) (collectively, "Losses"), as such are incurred, to which the Underwriter or such controlling person may become subject under the Act, the Exchange Act, or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) Section 1 of this Agreement, the Registration Statement, any Preliminary Prospectus or the Prospectus (as from time to time amended and supplemented); (ii) any post-effective amendment or amendments or any new registration statement or prospectus in which is included securities of the Company issued or issuable upon exercise of the Securities; or (iii) any application or other document or written communication (in this Section collectively called "application") executed by the Company or based upon written information furnished by the Company or on behalf of the Company filed in any jurisdiction in order to qualify the Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, the NASD or any other securities association, the NASDAQ SmallCap Market or any other securities exchange; or arise out of or are based upon the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in light of the circumstances under which they were made), provided however, that the Company will not be liable in any such case to the extent that any such Losses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made therein in reliance upon and in strict conformity with written information furnished to the Company with respect to any underwriter by or on behalf of such underwriter expressly for use in the Registration Statement, any Preliminary Prospectus or Prospectus, or any amendment thereof or supplement thereto, or in any application, as the case may be; provided further, that with respect to any untrue statement or omission, or any alleged untrue statement or omission, made in any Preliminary Prospectus, the indemnity agreement contained in this Section 8 shall not inure to the benefit to any Underwriter (or to the benefit of any person controlling any such Underwriter) from whom the person asserting any such Losses purchased the Securities concerned to the extent that any such Losses result from the fact that a copy of the Prospectus was not sent or given to such person at or prior to the written confirmation of the sale of such Securities as required by the Act, and if the untrue statement or omission has been corrected in the Prospectus, unless such failure to deliver the Prospectus was the result of
noncompliance by the Company with its obligations under Section    (  )
                                                               ---- --
hereof. The Company will not, without the prior written consent of each Underwriter settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such underwriter or any person who controls such underwriter is a party to such claim, action, suit or proceeding), unless the settlement or compromise or consent includes an unconditional release of such Underwriter and each such controlling person from all liability arising out of such claim, action, suit or proceeding, reasonably satisfactory in form and substance to the Representative.

          The indemnity agreement in this subsection (a) shall be in addition to any liability that the Company may have at common law or otherwise.

          (b) Each Underwriter agrees severally, but not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement (whether on his own behalf or pursuant to a power of attorney), and each other person, if any, who controls the Company within the meaning of the Act and the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with respect to statements or omissions, if any, made in the Registration Statement, any Preliminary Prospectus or Prospectus or any amendment thereof or supplement thereto or in any application made in reliance upon written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter expressly for use in such Registration Statement, any Preliminary Prospectus or Prospectus or any amendment thereof or supplement thereto or in any such application. The Company acknowledges that the corporate names set forth on the front cover page and the information under the caption "Underwriting" in the Registration Statement, any Preliminary Prospectus and the Prospectus relating to the Securities filed by the Company (insofar as such information relates to the Underwriters) constitutes the only information furnished by the Underwriters to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, and the Prospectus.

          The indemnity agreement in this subsection (b) shall be in addition to any liability that the several Underwriters may have at common law or otherwise.

          (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of any claim or the commencement of any action, suit or proceeding, the indemnified party shall, if a claim in respect thereof is to be made against one or more indemnifying parties under such subsection, notify each indemnifying party in writing of the claim or commencement of that action; and the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise then under such subsection. In case any such action is brought against any indemnified party, and it notifies an indemnifying party or parties of the commencement thereof, the indemnifying party or parties will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case but the fees and expenses of such counsel shall be at the expense of such indemnified party or patties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action at the expense of the indemnifying party, (ii) the indemnifying parties shall not have employed counsel reasonably satisfactory to such indemnified party to have charge of the defense of such action within a reasonable period of time after notice of commencement of the action, (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties) or (iv) counsel to the indemnifying parties shall have concluded that a conflict exists between the indemnified party or parties and the indemnifying parties, in any of which events such fees and expenses of additional counsel shall be borne by the indemnifying parties. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent unless such consent was unreasonably withheld or delayed.

          (d) In order to provide for just and equitable contribution in any case in which (i) an indemnified patty makes a claim for indemnification pursuant to this Section, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that the express provisions of this Section provide for indemnification in such case, or (ii) contribution under the Act may be required on the part of any indemnified party, then each indemnifying party shall contribute to the amount paid as or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above and (A) in such proportion as is appropriate to reflect the relative benefits received by each of the contributing parties, on the one hand, and the party to be indemnified on the other hand, from the offering of the Securities, or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (A) above but also the relative fault of each of the contributing parties, on the one hand, and the party to be indemnified on the other hand in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the underwriters shall be deemed to be in same proportion that the total net proceeds from the offering of the Securities (before deducting expenses other then the non- accountable expense Losses received by the Company and the total underwriting discounts and commissions received by the underwriters bear to one another. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the Losses (or actions in respect thereof) referred to above in this subdivision (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwrite by it and distributed to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls the Company within the meaning of the Act, each officer of the Company who has signed the Registration Statement, and each director of the Company shall have the same rights to contribution as the Company, subject in each case to this subparagraph (d). Any party entitled to contribution agrees that, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect to which a claim for contribution may be made against another party or parties under this subparagraph (d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have hereunder or otherwise than under this subparagraph (d), or to the extent that such party or parties were not adversely affected by such omission. The contribution agreement set forth above shall be in addition to any liabilities that any indemnifying party may have at common law or otherwise.

     8.        Representations and Agreements to Survive Delivery.   All
representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Company submitted pursuant hereto, shall be deemed to be representations, warranties and agreements at the Closing Date and the applicable Option Closing Date, as the case may be, and such representations, warranties and agreements of the Company and the
respective indemnity agreements contained in Section     hereof, shall remain
                                                    ----
operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter, the Company, or any controlling person of any Underwriter or the Company, and shall survive termination of this Agreement and the issuance and delivery of the Securities to the Underwriters and the Representatives' Securities to the Representatives, as the case may be.

     9.   Effective Date.   This Agreement shall become effective at 10:00
a.m., Denver time, on the earlier of (i) the first full business day following the date the Registration Statement becomes effective or (ii) at such time after the Registration Statement becomes effective as the Representative, in its discretion, shall release the Firm Units for the sale
to the public; provided, however, that the provisions of Sections   ,    and
                                                                 --- ---
    of this Agreement shall at all times be effective.  For purposes of this
---
Section, the Securities to be purchased hereunder shall be deemed to have been so released upon the earlier of dispatch by the Representatives of telegrams to securities dealers releasing such Securities for offering or the release by the Representatives for publication of the first newspaper advertisement that is subsequently published relating to the Securities.

     10.  Termination.

          (a) The Representatives shall have the right to terminate this Agreement by providing written notice thereof to the Company at any time prior to the delivery of any payments for the Securities if prior to such time any of the following occurs: (i) the Company shall have failed, refused or been unable to perform any agreement on its part to be performed hereunder unless compliance therewith or performance or satisfaction thereof shall have been expressly waived in writing by the Representatives; (ii) any other condition of the obligations of the Underwriters hereunder is not fulfilled;
(iii) there shall have occurred any material adverse change, since the respective dates as of which information is given in the Prospectus, in or affecting the business or financial condition of the Company or the Company's earnings, business affairs, management or prospects of the Company, whether or not arising in the ordinary course of its business; (iv) there shall have occurred an outbreak of major hostilities (or an escalation thereof) in which the United States is involved, a declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to result, in your judgment, in a material impairment of this Agreement by making it impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto); (v) there shall have occurred suspension of trading in securities on the New York Stock Exchange, the American Stock Exchange, the Boston Stock Exchange or the NASDAQ market system or minimum or maximum prices shall have been established on any of said Exchange or market system; (vi) a banking moratorium shall have been declared by federal or state authorities; (vii) there shall have occurred any action by any federal, state or local government or agency in respect to monetary or fiscal affairs or regulations affecting pharmaceuticals which in the reasonable opinion of the Representatives have a material adverse effect on the securities markets in the United States or the business prospects of the Company or business generally; or (viii) if Dr. Katherine Gordon no longer serves the Company in her present capacity.

          (b) If this Agreement is terminated by the Representatives in accordance with the provisions of subsection (a) above, neither party shall have any further obligation to the other party except that (i) the Company
shall be responsible for any unpaid expenses under Section    (   ) up through
                                                           --- ---
the date of such termination (it being understood that the aggregate amount of expenses payable pursuant to this Section shall not exceed the aggregate amount of accountable expenses incurred by the Representatives) and (ii) both parties
shall continue to have the obligations set forth in Section       of
                                                            ---
this Agreement. Notwithstanding any contrary provision contained in this Agreement, if this Agreement shall not be carried out within the time specified herein, or any extension thereof granted to the Representatives, by reason of any failure on the part of the Company to perform any undertaking or satisfy any condition of this Agreement by it to be performed or satisfied
(including, without limitation, pursuant to Section      or Section      hereof
                                                     ---            ---
hereof) then the Company shall promptly reimburse and indemnify the
Representatives for the expenses payable under Section    (    ), including
                                                       --- ----
Blue Sky filing fees.  Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement and whether or not this Agreement is otherwise carried out, the provisions of
Section       and Section      shall not be in any way affected by such election
        ----              ----
or termination or failure to carry out the terms of this Agreement or any part hereof.

     11.  Substitution of the Underwriters.   If one or more of the
Underwriters shall fail (otherwise than for a reason sufficient to justify
the termination of this Agreement under the provisions of Section    ,
                                                                  ---
Section     or Section     hereof) to purchase the Securities which it or
        ---            ---
they are obligated to purchase on such date under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

          (a) if the anticipated net proceeds to the Company from the Defaulted Securities does not exceed 10% of the total anticipated net proceeds to the Company from the Firm Securities to be purchased on such date, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

          (b) if the anticipated net proceeds to the Company from the Defaulted Securities exceeds 10% of the total anticipated net proceeds to the Company from the Firm Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriters or the Company.

          No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of any default by such Underwriter under this Agreement.

          In the event of any such default that does not result in a termination of this Agreement, the Representatives shall have the right to postpone the Closing Date for a period not exceeding seven Business Days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

     12.  Default by the Company.   If the Company shall fail at the Closing
Date or any Option Closing Date, as applicable, to sell and deliver the respective numbers and types of

Securities that it is obligated to sell hereunder on such date, then this Agreement shall terminate (or, if such default shall occur with respect to any Option Securities to be purchased on an Option Closing Date, the Underwriters may at the Representatives' option, by notice from the Representatives to the Company, terminate the Underwriters' obligation to purchase Option Securities from the Company on such date) without any liability on the part of any non-defaulting party other than pursuant to Sections 6, 8 and 11 hereof. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

     13.       Notices.   All notices and communications hereunder, except as
herein otherwise specifically provided, shall be in writing and shall be deemed to have been duly given if mailed by certified or registered mail, return receipt requested, sent via an established, reputable overnight courier service, or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives in care of Neidiger, Tucker, Bruner, Inc. at 300 Plaza Level, 1675 Larimer Street, Denver, Colorado 80202, Attn: Mr. Anthony B. Petrelli, Senior Vice President, with a copy to John B. Herbert, P.C., 310 Plaza Level, 1675 Larimer Street, Denver, Colorado 80202, Attn: John G. Herbert, Esq. Notices to the Company shall be directed to Apollo Biopharmaceutics, Inc., One Kendall Square, Building 200, Suite 2200, Cambridge, Massachusetts 02139,
Attn: Dr. Katherine Gordon with a copy to Palmer & Dodge LLP, One Beacon Street, Boston, Massachusetts 02108, Attn: Michael Lytton, Esq.

     14.  Parties.   This Agreement shall inure solely to the benefit of and
shall be binding upon, the Underwriters, the Company and the controlling
persons, directors and officers referred to in Section      hereof, and their
                                                       ----
respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     15.  Construction.   This Agreement shall be governed by and construed
and enforced in accordance with the laws of the State of Colorado, without giving effect to its choice of law or conflict of laws principles.

     16.  Applicable Law.   This Agreement shall be governed by and construed
in accordance with the laws of the State of Colorado without giving any effect to any choice of law or conflict of law provision or rule whether of the State of Colorado or any other jurisdiction that would cause the application of the laws of any jurisdiction other than the State of Colorado.
 The parties agree to the exclusive jurisdiction of the courts of the State of Colorado or of the United States of America for the District of Colorado, and irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive, in connection with any action brought by any party hereto relating to this Agreement or the transactions which are the subject matter hereof.

     17.  Entire Agreement: Amendments.   This Agreement and the
Representatives' Warrant Agreement constitute the entire agreement of the parties hereto and supersede all prior written or oral agreements, understandings, and negotiations with respect to the subject matter hereof,
including without limitation a letter of intent dated April     , 1997
                                                            ----
between the Company and NTB. This Agreement may not be amended except in a writing signed by the Representatives and the Company.

     18.  Severability.   If any provision of this Agreement shall be held to
be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement. The parties agree, however, that in the event any provision of this Agreement shall be declared invalid or unenforceable, the parties shall negotiate a new provision achieving to the extent possible the purpose of the invalid provision.

     19.  Definition of Business Day.   For purposes of this Agreement,
"Business Day" means any day on which the New York Stock Exchange, Inc. is open for trading.

     If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company and each of the several Underwriters.

                         Very truly yours,

                         APOLLO BIOPHARMACEUTICS, INC.


                         By
                            -------------------------------------------------
                              Katherine Gordon, Ph.D.
                              President and Chief Executive Officer

                         Confirmed and accepted
                         as of the date first above written:

                         NEIDIGER, TUCKER, BRUNER, INC. and
                         WESTPORT RESOURCES INVESTMENT
                              SERVICES, INC.

                         As Representatives of the several Underwriters named in the attached Schedule I hereto

                         By:  NEIDIGER, TUCKER, BRUNER, INC.


                         By
                            --------------------------------------------------
                              Anthony B. Petrelli
                              Senior Vice President


                         By:   WESTPORT RESOURCES INVESTMENT
                               SERVICES, INC.


                         By
                            --------------------------------------------------
                              Name:
                              Title:

                            SCHEDULE I


                                        Number of Firm
Name of Underwriter                          Units to be Purchased
-------------------                          ---------------------

Neidiger, Tucker, Bruner, Inc.  . . . . . . . . . . .

Westport Resources Investment Services, Inc.  . . . .

                                                        ---------
     TOTAL                                              500,000
                                                      -----------
                                                      -----------

                             ANNEX A
             Matters to be Covered in the Opinion of
           Palmer & Dodge LLP, Counsel for the Company

     1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing as a foreign corporation in the commonwealth of Massachusetts, which, to our knowledge, is the only jurisdiction in which its ownership or leasing of any properties or the character of its operations requires such qualification. The Company has all corporate power and authority necessary to own or hold its properties and conduct the business in which it is presently engaged as described in the Prospectus. To our knowledge, the Company does not own an interest in any corporation, partnership, joint venture, trust or other business entity.

     2. The Company's authorized capitalization consists of 20,000,000 shares of Common Stock, $.02 par value per share, and 1,000,000 shares of Preferred Stock, $0.01 par value per share. All of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-accessible with no personal liability attaching to the ownership thereof. The Shares being delivered on the date hereof upon issuance and delivery and payment therefor in the manner described in the Underwriting Agreement are, and the Redeemable Warrant
Shares and the Representatives' Warrant Shares, when issued upon exercise in accordance with the terms of the Warrant Agreement and the Representatives' Warrant Agreement will be, duly and validly authorized and issued, fully paid
and non-accessible with no personal liability                 to the ownership
                                              ---------------
thereof.  The statements made in the Prospectus under the caption
`Description of Securities' insofar as they purport to constitute summaries of the terms for the Company's capital stock and securities convertible or exercisable for such capital stock (including the Securities), constitute accurate summaries of the terms of such capital stock in all material respects and fairly present in all material respects the terms of such securities.

     3. Upon the consummation of the initial public offering, there will be no preemptive or other rights to subscribe for or to purchase or rights of first refusal or participation with respect to any shares of Common Stock pursuant to the Company's charter or by-laws or any agreement or other instrument known to us. Except as described in the Prospectus and as provided in the Company charter and by-laws, there are no restrictions upon the voting or transfer of any shares of Common Stock pursuant to any agreement or other instrument known to us.

     4. To our knowledge, but without inquiry into the dockets of any court, commission, regulatory body, administrative agency or other governmental body, and except as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company is a party or to which any property or assets of the Company is subject which, if determined adversely to the Company are reasonably likely to have a Material Adverse Effect on the business or prospects of the Company taken as a whole.

     5. The Registration Statement has been declared effective under the Securities Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or threatened by the Commission.

     6. The Registration Statement and the Prospectus and any further amendments or supplements thereto made by the Company prior to the date hereof (other than the financial statements, financial and statistical information, pro forma financial information and related schedules and notes thereto, as to which we express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations.

     7. To our knowledge, there are no contracts or other documents that are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations that have not been described or filed as exhibits to the Registration Statement.

     8. The Company has full right, power, and authority to execute and deliver the Underwriting Agreement, the Warrant Agreement, the Redeemable Warrants, the Representatives'Warrant Agreement and the Representatives' Warrants and to consummate the transactions contemplated thereby.

     9. Each of the Underwriting Agreement, the Warrant Agreement, the Redeemable Warrants, the Representatives' Warrants Agreement and the Representatives' Warrants has been duly authorized, executed, and delivered by the Company. Each of the Underwriting Agreement, the Warrant Agreement, the Redeemable Warrants, the Representatives'Warrant Agreement and the Representatives' Warrant constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     10. The issuance and sale of the Securities being delivered on the date hereof by the Company, the compliance by the Company with all of the provisions of the Underwriting Agreement, the Warrant Agreement, the Redeemable Warrants, the Representatives' Warrant Agreement and the Representatives' Warrant and the consummation of the transactions contemplated thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default, an event of default, or an event which, with notice or lapse of time or both, would constitute a default or event of default under, any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument filed as an exhibit to the Registration Statement, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any material statute, order, rule or regulation or, to our knowledge, any judgment, order or decree of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets, except for such conflicts, breaches, violations and defaults as are not reasonably likely, individually or in the aggregate, to have (a) a Material Adverse Effect on the business or prospects of the Company; or (b) any adverse effect on the consummation of the transactions contemplated by the Underwriting Agreement, the Warrant Agreement, the Redeemable Warrants, the Representatives' Warrant Agreement and the Representatives' Warrants. Except for the registration of the Securities under the Securities Act, and such consents, approvals, authorizations, registrations, or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws in connection with the purchase and distribution of the Securities by the underwriters thereof, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the issuance and sale of the Securities being delivered on the date hereof by the Company, the compliance by the Company with all of the provisions of the Underwriting Agreement, the Warrant Agreement, the Redeemable Warrants, the Representatives' Warrant Agreement and the Representatives' Warrants or the consummation of the transactions contemplated thereby.

     11. To our knowledge, except as described under the caption "Shares Eligible for Future Sale - Registration Right" in the Preliminary Prospectus and except for registration rights applicable to the Representatives' Warrants there are no contracts, agreements or understandings in effect on the date hereof between the Company and any person owning securities of the Company granting such person the right to require the Company to include such securities in the Registration Statement or in any other registration statement filed by the Company under the Securities Act.

     12. The Common Stock, the Redeemable Warrants and the Redeemable Warrant Shares issued and sold by the Company have been accepted for listing by The Nasdaq SmallCap Market upon official notice of issuance of the shares by the Company to The Nasdaq SmallCap Market.

     In connection with the preparation of the Registration Statement and the Prospectus, we have participated in conferences with officers and representatives of the Company and the independent accountants of the Company, at which conferences we have made inquiries of such persons and others and discussed the contents of the Registration Statement and the Prospectus. While the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such that we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except as specifically stated elsewhere in this opinion), nothing has come to our attention that has caused us to believe that the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading (except that we express no view or opinion with respect to the financial statements and schedules or other financial and statistical data included in the Registration Statement), and nothing has come to our attention that has caused us to believe that the Prospectus, as of its date and as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that we express no view or opinion with respect to the financial statements and schedules or other financial and statistical data included in the Prospectus).

                             ANNEX B

   Matters to be Covered in the Opinion of Bromberg & Sunstein


     1. Such counsel represents the Company in certain matters relating to intellectual property, including patents and proprietary rights;

     2. Such counsel is familiar with the technology and processes used by the Company in its business and the manner of its use and has read the portions of the Registration Statement and the Prospectus entitled "Risk Factors--Technological Uncertainty; Early State of Product Development; No Assurance of Regulatory Approvals," "Risk Factors--Development of New Technologies and Products," "Risk Factors--No Assurance of United States or Foreign Regulatory Approval; Government Regulation," "Risk Factors--Uncertain Ability to Protect Proprietary Technology," "Business--Products in Development" and "Business--Intellectual Property Rights" (the "Intellectual Property Portion");

     3. To the extent that the Intellectual Property Portion contains descriptions of the Company's patent applications and patent applications licensed to the Company (collectively the "Applications") and patents issued to or otherwise owned or licensed by it (collectively the "Patents"), such descriptions are accurate and do not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

     4. Such counsel has reviewed the Patents and Applications which Patents and Applications are described in the Intellectual Property Portion, and based upon such review, a review of the prior art references made known to counsel and discussions with Company personnel, such counsel is aware of no valid United States or foreign issued patent that is or would be infringed by the activities of the Company in the manufacture, use or sale of any product or proposed product or other material as described in the Prospectus and made or used according to the Patents or the Applications;

     5. The Applications have been properly prepared and filed on behalf of the Company or its strategic partners, as the case may be, and are being diligently pursued by the Company or its strategic partners, as the case may be; each of the Applications is assigned or licensed to the Company or its strategic partners, as the case may be; to such counsel's knowledge, no other entity or individual has any right in or to any of the inventions claimed in any of the Applications or patents sought to be issued therefrom; and each of the Applications discloses patentable subject matter; and

     6. Such counsel is aware of no pending or threatened judicial, administrative or other proceedings by governmental authorities or others relating to the Patents or Applications challenging the validity or scope of the Patents or Applications (other than customary prosecution proceedings relating to the Applications).

     Such counsel shall also state that it has no reason to believe that the information contained in the Intellectual Property Portion of the Registration Statement or the Prospectus, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the information contained in the Intellectual Property Portion of the Prospectus, as of its date or the date of such opinion, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In rendering any such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates and written statements of responsible officers of the Company and public officials, provided that copies of any such statements or certificates shall be delivered to Underwriters' Counsel.

     References to the Registration Statement and the Prospectus in this Annex shall include any amendment or supplement thereto at the date of such opinion.

                             ANNEX C

           Matters to be Covered in the Comfort Letter of Richard A. Eisner & Co.

     1. Confirming that they are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable Rules and Regulations;

     2. Stating that it is their opinion that the financial statements and supporting schedules of the Company included in the Registration Statement comply as to form, in all material respects, with the applicable accounting requirements of the Act and the Rules and Regulations thereunder and that the Representatives may rely upon the opinion of Richard Eisner & Co. LLP with respect to the financial statements and supporting schedules included in the Registration Statement;

     3. Stating that, on the basis of a limited review that included a reading of the latest available unaudited interim consolidated financial statements of the Company (with an indication of the date of the latest available unaudited interim financial statements), a reading of the latest available minutes of the stockholders and board of directors and the various committees of the boards of directors of the Company, consultations with officers and other employees of the Company responsible for financial and accounting mailers and other specified procedures and inquiries, nothing has come to their attention that would lead them to believe that (A) the pro forma financial information contained in the Registration Statement and Prospectus does not comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations or is not fairly presented in conformity with generally accepted accounting principles applied on a basis consistent with that of the audited financial statements of the Company or the unaudited pro forma financial information included in the Registration Statement, (B) the unaudited financial statements and supporting schedules of the Company included in the Registration Statement do not comply as to form, in all material respects, with the applicable accounting requirements of the Act and the Rules and Regulations or are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements of the Company included in the Registration Statement, or (C) at a specified date not more than five days prior to the effective date of the Registration Statement, there has been any change in the capital stock or long-term debt of the Company, or any decrease in the stockholders' equity or net current assets or net assets of the Company as compared with amounts shown in the balance sheet included in the Registration Statement, other than as set forth in or contemplated by the Registration Statement, or, if there was any change or decrease, setting forth the amount of such change or decrease, and (D) during the period from to a specified date not more than five days prior to the effective
--------
date of the Registration Statement, there was any increase or decrease in net revenues, net earnings or increase in net earnings per common share of the Company, in each case as compared with the corresponding period beginning other than as set forth in or contemplated by the Registration
----------
Statement, or, if there was any such decrease or increase, setting forth the amount of such decrease or increase;

      4. Stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, statements and other financial information pertaining to the Company set forth in the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards), set forth in the letter and found them to be in agreement;

     5. Stating that they have not during the immediately preceding five year period (or such shorter period as the Company shall have been in existence) brought to the attention of any of the Company's management any "material weakness," as defined in Statement of Auditing Standard No.60 "Communication of Internal Control Structure Related Matters Noted in an Audit," in any of the Company's internal controls;

     6. Stating that they have in addition carried out certain specified procedures, not constituting an audit, with respect to certain pro forma financial information which is included in the Registration Statement and the Prospectus and that nothing has come to their attention as a result of such procedures that caused them to believe such unaudited pro forma financial information does not comply in form in all respects with the applicable accounting requirements of Item 301 Regulation S-B or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of that information; and

     7. Statements as to such other matters incident to the transaction contemplated hereby as the Representatives may request.

                                  EXHIBIT A

       (See Exhibit 10.16 to this Registration Statement.)